Release:    Nov. 17, 2017

CP and Canadian Pacific Police Association reach tentative five-year agreement

CALGARY, AB – Canadian Pacific (TSX:CP) (NYSE:CP) and the Canadian Pacific Police Association (CPPA) announced today a tentative, forward-looking five-year agreement.

“CP is proud to announce another long-term agreement with a valued union partner, this time the Canadian Pacific Police Association,” said Keith Creel, CP President and Chief Executive Officer. “I give credit to the negotiation teams on both sides for demonstrating outstanding leadership and a commitment to collaboration in coming to this progressive, long-term agreement well in advance of the upcoming deadline.”

The CPPA negotiating team worked diligently in the best interest of its members while at the same time recognizing the overall benefits for both sides.
“The end result being a tentative memorandum of settlement being reached in a very professional and respectful manner,” said Stephen Ross, CPPA President. “CPPA members take very seriously their commitment to keeping company employees, assets and the general public safe in relation to CP railway property and activities. This proposed resolution is another example of our members’ sincere commitment.”
The CPPA represents approximately 80 Canadian police officers employed by CP. Highlights of the five-year deal include a wage increase, added compassionate leave, expanded training opportunities and an enhanced relocation expense allowance. The memorandum of settlement has been forwarded for review of the CPPA members and a ratification vote is expected to be conducted in the near future.

CP has had a successful 2017 with its unions, negotiating a number of long-term agreements ahead of expiry. These agreements centered on a common vision that was in the best interests of the entire CP family, customers and shareholders.
Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the ratification and anticipated future benefits and obligations under the agreement. This forward-looking information may also include, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes.  The foregoing list of factors is not exhaustive.

These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
CP Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca
Alert_MediaRelations@cpr.ca

CP Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

CPPA
Stephen Ross
President
president@cppoliceassoc.com